Exhibit 25.1

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939

OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐	CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)

THE BANK OF NEW YORK MELLON

(Exact name of trustee as specified in its charter)

New York	13-5160382
(Jurisdiction of incorporation if not a U.S. national bank)	(I.R.S. Employer Identification No.)

225 Liberty Street New York, New York	10286
(Address of principal executive offices)	(Zip code)

Legal Department

The Bank of New York Mellon

225 Liberty Street

New York, NY 10286

(212) 635-1270

(Name, address and telephone number of agent for service)

CHENIERE CORPUS CHRISTI HOLDINGS, LLC

(Exact name of obligor as specified in its charter)

Delaware	47-1929160
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

700 Milam Street, Suite 1900 Houston, Texas	77002
(Address of principal executive offices)	(Zip code)

7.000% Senior Secured Notes due 2024

(Title of the indenture securities)

TABLE OF REGISTRANT OBLIGORS

Exact Name of Registrant as Specified in its Charter (or Other Organizational Document)	State or other Jurisdiction of Incorporation or Organization	IRS Employer Identification Number	Address, Including Zip Code, of Registrant’s Principal Executive Offices	Phone Number
Corpus Christi Liquefaction, LLC	Delaware	35-2445602	700 Milam Street, Suite 1900, Houston, Texas 77002	(713) 375-5000
Cheniere Corpus Christi Pipeline, L.P.	Delaware	20-4711857	700 Milam Street, Suite 1900, Houston, Texas 77002	(713) 375-5000
Corpus Christi Pipeline GP, LLC	Delaware	47-1936771	700 Milam Street, Suite 1900, Houston, Texas 77002	(713) 375-5000

Item 1.	General Information.

Furnish the following information as to the Trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Superintendent of the Department of Financial Services of the State of New York	One State Street, New York, N.Y. 10004-1417 and Albany, N.Y. 12203
Federal Reserve Bank of New York	33 Liberty Plaza, New York, N.Y. 10045
Federal Deposit Insurance Corporation	550 17th Street, N.W., Washington, D.C. 20429
New York Clearing House Association	New York, N.Y. 10005

(b)	Whether it is authorized to exercise corporate trust powers.

Yes.

Item 2.	Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None.

Item 16.	List of Exhibits.

Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the “Act”) and 17 C.F.R. 229.10(d).

1.	-	A copy of the Organization Certificate of The Bank of New York Mellon (formerly The Bank of New York (formerly Irving Trust Company)) as now in effect, which contains the authority to commence business and a grant of powers to exercise corporate trust powers. (Exhibit 1 to Amendment No. 1 to Form T-1 filed with Registration Statement No. 33-6215, Exhibits 1a and 1b to Form T-1 filed with Registration Statement No. 33-21672, Exhibit 1 to Form T-1 filed with Registration Statement No. 33-29637, Exhibit 1 to Form T-1 filed with Registration Statement No. 333-121195 and Exhibit 1 to Form T-1 filed as Exhibit 25.1 to Current Report on Form 8-K of Nevada Power Company, Date of Report (Date of Earliest Event Reported) July 25, 2008 (File No. 000-52378).)

4.	-	A copy of the existing By-laws of the Trustee. (Exhibit 4 to Form T-1 with Registration Statement No. 333-155238.)

6.	-	The consent of the Trustee required by Section 321(b) of the Act. (Exhibit 6 to Form T-1 filed with Registration Statement No. 333-152856.)

7.	-	A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

SIGNATURE

Pursuant to the requirements of the Act, the Trustee, The Bank of New York Mellon, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on the      day of December, 2016.

THE BANK OF NEW YORK MELLON

By:	/s/ John D. Bowman
	Name:	John D. Bowman
	Title:	Vice President

EXHIBIT 7

(Page i of iii)

Consolidated Report of Condition of

THE BANK OF NEW YORK MELLON

of 225 Liberty Street, New York, N.Y. 10286

And Foreign and Domestic Subsidiaries,

a member of the Federal Reserve System, at the close of business September 30, 2016, published in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.

Dollar Amounts In Thousands
ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin	$4,490,000
Interest-bearing balances	91,626,000
Securities:
Held-to-maturity securities	39,831,000
Available-for-sale securities	73,667,000
Federal funds sold and securities purchased under agreements to resell
Federal funds sold in domestic offices	0
Securities purchased under agreements to resell	22,289,000
Loans and lease financing receivables:
Loans and leases held for sale	29,000
Loans and leases, net of unearned income	36,883,000
LESS: Allowance for loan and lease losses	127,000
Loans and leases, net of unearned income and allowance	36,756,000
Trading Assets	3,023,000
Premises and fixed assets (including capitalized leases)	1,050,000
Other real estate owned	4,000
Investments in unconsolidated subsidiaries and associated companies	535,000
Not applicable	0
Intangible assets:
Goodwill	6,299,000
Other intangible assets	957,000
Other assets	19,095,000

Total assets	$299,651,000

EXHIBIT 7

(Page ii of iii)

LIABILITIES
Deposits:
In domestic offices	$143,600,000
Noninterest-bearing	97,485,000
Interest-bearing	46,115,000
In foreign offices, Edge and Agreement subsidiaries, and IBFs	110,595,000
Noninterest-bearing	7,904,000
Interest-bearing	102,691,000
Federal funds purchased and securities sold under agreements to repurchase
Federal funds purchased in domestic offices	318,000
Securities sold under agreements to repurchase	830,000
Trading liabilities	3,132,000
Other borrowed money:
(includes mortgage indebtedness and obligations under capitalized leases)	7,778,000
Not applicable
Not applicable
Subordinated notes and debentures	515,000
Other liabilities	8,504,000

Total liabilities	$275,272,000

Not applicable

EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common stock	1,135,000
Surplus (exclude all surplus related to preferred stock)	10,418,000
Retained earnings	13,817,000
Accumulated other comprehensive income	-1,341,000
Other equity capital components	0
Total bank equity capital	24,029,000
Noncontrolling (minority) interests in consolidated subsidiaries	350,000

Total equity capital	24,379,000

Total liabilities, minority interest, and equity capital	$299,651,000

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EXHIBIT 7

(Page iii of iii)

I, Thomas P. Gibbons, Chief Financial Officer of the above-named bank do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.

Thomas P. Gibbons, Chief Financial Officer

We, the undersigned directors, attest to the correctness of this statement of resources and liabilities. We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.

Gerald L. Hassell
Catherine A. Rein
Joseph J. Echevarria	Directors

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